Exhibit 99.1

SolarEdge Announces Fiscal Second Quarter Financial Results

Fremont, CA — February 3, 2016. SolarEdge Technologies, Inc. (NASDAQ: SEDG) today announced its financial results for the fiscal second quarter ended December 31, 2015.

Fiscal Second Quarter 2016 Highlights

•	Record revenue of $124.8 million, up 8.5% from last quarter and 70.3% year-over-year
•	GAAP gross margin of 30.9%
•	GAAP net income of $24.1 million
•	Non-GAAP net income of $19.8 million
•	416 Megawatts (AC) of inverters shipped

“Execution of our strategy and related business plan has resulted in another successful quarter,” said Guy Sella, Founder, Chairman and CEO of SolarEdge. “In addition to our revenue growth and increased profitability, this quarter we installed our first HD-wave inverter units and we commenced shipments of our StorEdge solution. We remain committed to introducing innovative technologies to continue to drive down the cost of and broaden the application of renewable energy technologies.”

Revenues

The Company reported revenues of $124.8 million, an increase of $9.8 million, or 8.5% from the prior quarter and an increase of $51.5 million or 70.3% from the second quarter of fiscal 2015.

Gross Margin

GAAP gross margin was 30.9%, up from 29.1% in the prior quarter and up from 21.5% in the second quarter of fiscal 2015. Non-GAAP gross margin was 31.1%, up from 29.3% in the prior quarter and 21.6% in the second quarter of fiscal 2015. See “Reconciliation on Non-GAAP Measures” below.

Operating Expenses

Operating expenses were $19.3 million, or 15.5% of revenue, increasing from $18.7 million, or 16.2% of revenue, in the prior quarter and an increase from $11.5 million, or 15.8% of revenue, when compared to the second quarter of fiscal 2015.

Operating income

Operating income was $19.3 million, up from $14.9 million in the prior quarter and up from operating income of $4.2 million in the second quarter of fiscal 2015.

Financial Expenses

Financial expenses were $1.0 million compared to $0.1 million in the previous quarter and $0.5 million in the second quarter of fiscal 2015.

Tax Benefit

Tax benefit for the quarter was $5.8 million. Because the Company is profitable, and expects to continue to be profitable, the Company has recorded for the first time a $6.6 million tax asset, representing expected future utilization of its carry forward net operating losses and the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes as well as the amounts used for income tax purposes.

Net Income

GAAP net income was $24.1 million, up from $14.4 million in the prior quarter and up from $3.4 million in the second quarter of fiscal 2015. Non-GAAP net income was $19.8 million, an increase from $16.3 million in the prior quarter and an increase from $4.1 million in the second quarter of fiscal 2015. See “Reconciliation on Non-GAAP Measures” below.

EPS

GAAP net diluted earnings per share (“EPS”) was $0.55, up from $0.32 in the prior quarter and up from $0.00 in the second quarter of fiscal 2015. Non-GAAP net diluted EPS was $0.44, an increase from $0.36 in the prior quarter and an increase from $0.12 in the second quarter of fiscal 2015. See “Reconciliation on Non-GAAP Measures” below.

Cash

At December 31, 2015, cash, cash equivalents, restricted cash and investments totaled $162.0 million compared to $150.3 million on September 30, 2015. During the fiscal second quarter, the Company generated $13.1 million of cash from operating activities.

Outlook for the Third Quarter of Fiscal 2016

The Company provides guidance for the third quarter of fiscal 2016 as follows:

•	Revenues expected to be within the range of $121 million to $125 million;
•	Gross margins expected to be within the range of 29% to 31%.

Conference Call

The Company will host a conference call to discuss these results at 5:00 P.M. Eastern Time on Wednesday, February 3, 2016. The call will be available, live, to interested parties by dialing +1 877-719-9810. For international callers, please dial +1 719-325-4783. The Conference ID number is 9448208.  A live webcast will also be available in the Investor Relations section of the Company’s website at: http://investors.solaredge.com

A replay of the webcast will be available in the Investor Relations section of the Company’s web site approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

About SolarEdge

SolarEdge provides an intelligent inverter solution that has changed the way power is harvested and managed in solar photovoltaic systems. The SolarEdge DC optimized inverter system maximizes power generation at the individual PV module-level while lowering the cost of energy produced by the solar PV system. The SolarEdge system consists of power optimizers, inverters, storage solutions and a cloud-based monitoring platform and addresses a broad range of solar market segments, from residential solar installations to commercial and small utility-scale solar installations.

Use of Non-GAAP Financial Measures

The Company has presented certain non-GAAP financial measures in this release, including non-GAAP gross margin, non-GAAP net income and non- GAAP net diluted EPS. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States, or GAAP. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the accompanying tables to this press release. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons.  The Company believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

For a reconciliation of non-GAAP measures to their most comparable GAAP measures, please see “Reconciliation on Non-GAAP Measures” below.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward looking statements include information, among other things, concerning: our possible or assumed future results of operations; future demands for solar energy solutions; business strategies; technology developments; new products and services; financing and investment plans; dividend policy; competitive position; industry and regulatory environment; general economic conditions; potential growth opportunities; and the effects of competition. These forward looking statements are often characterized by the use of words such as “anticipate,” “believe,” “could,” “seek,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or similar expressions and the negative or plural of those terms and other like terminology.

Forward-looking statements are only predictions based on our current expectations and our projections about future events.  These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual revenues, gross margins, other financial results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward looking statements. Given these factors, you should not place undue reliance on these forward-looking statements.  These factors include, but are not limited to, the matters discussed in Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015 and, Quarterly Report on Form 10-Q for the quarter ended December 31, 2015, when it becomes available, Current Reports on Form 8-K and other reports filed with the SEC. All information set forth in this release is as of February 3, 2016.  SolarEdge undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Investor Contacts

SolarEdge Technologies, Inc.
Ronen Faier, Chief Financial Officer
investors@solaredge.com
+1 510-498-3263

 Sapphire Investor Relations, LLC
Erica Mannion or Michael Funari
investors@solaredge.com
+1 617-542-6180

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three months ended December 31,		Six months ended December 31,
	2015	2014	2015	2014
	Unaudited		Unaudited

Revenues	$124,832	$73,290	$239,886	$140,259
Cost of revenues	86,250	57,509	167,777	110,448

Gross profit	38,582	15,781	72,109	29,811

Operating expenses:

Research and development, net	8,299	4,768	15,290	9,827
Sales and marketing	8,833	5,658	17,077	11,119
General and administrative	2,188	1,121	5,606	2,280

Total operating expenses	19,320	11,547	37,973	23,226

Operating income	19,262	4,234	34,136	6,585

Financial income (expenses), net	(959)	(458)	(1,031)	58

Income before taxes on income	18,303	3,776	33,105	6,643

Taxes on income (tax benefit)	(5,802)	401	(5,432)	748

Net income	$24,105	$3,375	$38,537	$5,895

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	June 30,
	2015	2015
	Unaudited
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$106,150	$144,750
Restricted cash	3,417	3,639
Marketable Securities	27,137	-
Trade receivables, net	46,685	35,428
Prepaid expenses and other accounts receivable	24,233	32,645
Inventories	87,400	73,950
Total current assets	295,022	290,412
PROPERTY AND EQUIPMENT, NET	21,428	14,717
LONG-TERM ASSETS:
Long-term marketable securities	25,290	-
Long-term prepaid expenses and lease deposits	510	529
Deferred tax assets	6,565	-
Intangible assets, net	758	-
	33,123	529
Total assets	$349,573	$305,658

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Trade payables	$61,977	$80,684
Employees and payroll accruals	12,864	6,814
Warranty obligations	11,862	9,431
Deferred revenues	1,983	1,676
Accrued expenses and other accounts payable	7,169	6,987
Total current liabilities	95,855	105,592
LONG-TERM LIABILITIES
Warranty obligations	29,032	22,448
Deferred revenues	11,427	8,289
Lease incentive obligation	2,320	2,385
Total long-term liabilities	42,779	33,122
STOCKHOLDERS’ EQUITY:
Share capital	4	4
Additional paid-in capital	292,681	287,152
Accumulated other comprehensive loss	(293)	(222)
Accumulated deficit	(81,453)	(119,990)

Total stockholders’ equity	210,939	166,944

Total liabilities and stockholders’ equity	$349,573	$305,658

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six months ended December 31,
	2015	2014
	Unaudited
Cash flows provided by operating activities:
Net income	$38,537	$5,895
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,629	1,103
Amortization of intangible assets	42	-
Amortization of premiums on available-for-sale marketable securities	35	-
Stock-based compensation related to employee and non-employee consultants stock options	4,057	780
Realized gains on cash flow hedges	(2)	-
Financial income, net related to term loan	-	(656)
Remeasurement of warrants to purchase preferred and common stock	-	265
Changes in assets and liabilities:
Inventories	(13,452)	(22,128)
Prepaid expenses and other accounts receivable	6,504	(10,671)
Trade receivables, net	(11,268)	(5,919)
Deferred tax assets, net	(6,527)	-
Trade payables	(18,701)	33,429
Employees and payroll accruals	6,073	361
Warranty obligations	9,015	6,116
Deferred revenues	3,446	1,694
Accrued expenses and other accounts payable	(273)	(860)
Lease incentive obligation	(65)	-
Net cash provided by operating activities	19,050	9,409
Cash flows used in investing activities:
Investment in available-for-sale marketable securities	(52,860)	-
Purchase of property and equipment	(5,636)	(3,133)
Purchase of intangible assets	(800)	-
Decrease (increase) in restricted cash	222	(1,807)
Decrease (increase) in short and long-term lease deposits	37	(31)
Net cash used in investing activities	(59,037)	(4,971)
Cash flows from financing activities:
Proceeds from short-term bank loans	$-	$6,000
Repayments of short term loan	-	(19,326)
Repayments of term loan	-	(1,578)
Proceeds from issuance of Series E Convertible Preferred stock	-	24,837
Issuance costs	-	(292)
Proceeds from exercise of employee stock options	1,472	16
Net cash provided by financing activities	1,472	9,657
Increase (decrease) in cash and cash equivalents	(38,515)	14,095
Cash and cash equivalents at the beginning of the period	144,750	9,754
Erosion due to exchange rate differences	(85)	(75)
Cash and cash equivalents at the end of the period	$106,150	$23,774

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(unaudited)

Reconciliation of Non-GAAP Financial Measures

	Three months ended			Six months ended
	Dec 31, 2015	Sep 30, 2015	Dec 31, 2014 (1)	Dec 31, 2015	Dec 31, 2014 (1)

Gross profit (GAAP)	38,582	33,527	15,781	72,109	29,811
Stock-based compensation	209	180	74	389	112
Gross profit (Non-GAAP)	38,791	33,707	15,855	72,498	29,923

Gross margin (GAAP)	30.9%	29.1%	21.5%	30.1%	21.3%
Stock-based compensation	0.2%	0.2%	0.1%	0.1%	0.0%
Gross margin (Non-GAAP)	31.1%	29.3%	21.6%	30.2%	21.3%

Operating expenses (GAAP)	19,320	18,653	11,547	37,973	23,226
Stock-based compensation R&D	518	395	155	913	266
Stock-based compensation S&M	749	616	153	1,365	254
Stock-based compensation G&A	750	641	77	1,391	148
Operating expenses (Non-GAAP)	17,303	17,001	11,162	34,304	22,558

Operating income (GAAP)	19,262	14,874	4,234	34,136	6,585
Stock-based compensation	2,226	1,832	459	4,058	780
Operating income (Non-GAAP)	21,488	16,706	4,693	38,194	7,365

Finance expenses (Income) (GAAP)	959	72	458	1,031	(58)
Warrants remeasurement	----	----	280	----	265
Finance expenses (Non-GAAP)	959	72	178	1,031	(323)

Tax on income (Tax benefit) (GAAP)	(5,802)	370	401	(5,432)	748
Tax benefit due to deferred tax asset	6,527	----	----	6,527	----
Tax on income (Tax benefit) (Non-GAAP)	725	370	401	1,095	748

Net income (GAAP)	24,105	14,432	3,375	38,537	5,895
Stock-based compensation	2,226	1,832	459	4,058	780
Warrants remeasurement	----	----	280	----	265
Tax benefit due to deferred tax asset	(6,527)	----	----	(6,527)	----
Net income (Non-GAAP)	19,804	16,264	4,114	36,068	6,940

	Three months ended			Six months ended
	Dec 31, 2015	Sep 30, 2015	Dec 31, 2014 (1)	Dec 31, 2015	Dec 31, 2014 (1)
Net basic earnings per share (GAAP)	0.61	0.37	----	0.98	----
Stock-based compensation	0.06	0.04	0.01	0.10	0.02
Warrants remeasurement	----	----	0.01	----	0.01
Additional shares giving effect to IPO and conversion of preferred stock at the beginning of the periods	----	----	0.11	----	0.20
Tax benefit due to deferred tax asset	(0.17)	----	----	(0.16)	----
Net basic earnings per share (Non-GAAP)	0.50	0.41	0.13	0.92	0.23

Number of shares used in computing net basic earnings per share (GAAP)	39,511,967	39,301,620	2,815,694	39,406,797	2,814,188
Additional shares giving effect to IPO and conversion of preferred stock at the beginning of the periods	----	----	28,202,001	----	26,888,953
Number of shares used in computing net basic earnings per share (Non-GAAP)	39,511,967	39,301,620	31,017,695	39,406,797	29,703,141

Net diluted earnings per share (GAAP)	0.55	0.32	----	0.87	----
Stock-based compensation	0.03	0.04	----	0.07	0.01
Warrants remeasurement	----	----	0.01	----	----
Additional shares giving effect to IPO and conversion of preferred stock at the beginning of the periods	----	----	0.11	----	0.20
Tax benefit due to deferred tax asset	(0.14)	----	----	(0.14)	----
Net diluted earnings per share (Non-GAAP)	0.44	0.36	0.12	0.80	0.21

Number of shares used in computing net diluted earnings per share (GAAP)	44,007,348	44,455,964	2,815,694	44,231,660	2,814,188
Stock-based compensation	1,341,335	686,470	3,173,096	1,013,903	2,620,910
Warrants remeasurement	----	0	6,739	0	10,109
Additional shares giving effect to IPO and conversion of preferred stock at the beginning of the periods	----	----	28,202,001	----	26,888,953
Number of shares used in computing net diluted earnings per share (Non-GAAP)	45,348,683	45,142,434	34,197,530	45,245,563	32,334,160

(1) Assumes shares of common stock outstanding after accounting for the automatic conversion of the shares of preferred stock then outstanding into common stock at the beginning of fiscal year 2015.